Exhibit 1.01

Conflict Minerals Report of A10 Networks, Inc.

in Accordance with Rule 13p-1 under the Securities Exchange Act of 1934

This Conflict Minerals Report of A10 Networks, Inc. (the “Company”, “us”, “our” or “we”) for calendar year 2014 is provided in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”), the instructions to Form SD, and the Public Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule issued by the Director of the Division of Corporation Finance of the Securities and Exchange Commission on April 29, 2014 (the “SEC Statement”). Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this Report, unless otherwise defined herein.

This Report outlines the steps we undertook in accordance with Rule 13p-1, Form SD and the SEC Statement in connection with the existence of Conflict Minerals in products we manufacture or contract to manufacture. Our diligence measures were designed to adhere, in all material respects, with the nationally recognized due diligence framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplement on Tin, Tantalum and Tungsten and the Gold Supplement (Second Edition OECD 2013) (the “OECD Framework”).

Introduction

We offer our customers solutions that enable enterprises, service providers, Web giants and government organizations to accelerate, secure and optimize the performance of their data center applications and networks. We currently offer three software-based advanced application networking solutions. These are Application Delivery Controllers, or ADCs, to optimize data center performance; Carrier Grade Network Address Translation, or CGN, to provide address and protocol translation services for service provider networks; and a Distributed Denial of Service Threat Protection System, or TPS, for network-wide security protection. We deliver these solutions both on optimized hardware appliances and as virtual appliances across our Thunder Series and AX Series product families.

We outsource the manufacturing of our hardware products to original design manufacturers. These companies manufacture, assemble and test our hardware products using design specifications, quality assurance programs and standards that we establish. The component parts incorporated into our products are sourced either by our manufacturing partners or directly by us.

Our position in the supply chain is as a remote downstream purchaser and supplier, several levels removed from the actual mining of the Conflict Minerals. We do not directly make purchases of raw ore or unrefined Conflict Minerals from the Covered Countries and we do not directly source any products or components from the Covered Countries. In light of our remote position in the supply chain, we must rely upon our suppliers (and their multiple sub-suppliers and intermediaries) for information on and verification of the chain of custody of Conflict Minerals contained in our products.

Enumerated paragraphs set out below conform to the Instructions set forth in Item 1.01(c) of Form SD.

(1)	Due Diligence

After conducting a “reasonable country of origin inquiry” (“RCOI”) in accordance with the instructions to Item 1.01 of Form SD (and as disclosed in our Report on Form SD for the year ended December 31, 2014), the Company was unable to conclude that none of the Conflict Minerals in its products, that were not sourced from recycled or scrap materials, did not originate in the Covered Countries. The Company subsequently conducted due diligence to ascertain the source of origin of the Conflict Minerals in its products and, in particular, to determine if any of such minerals were sourced from the Covered Countries.

(i) Conformity with OECD Framework. In accordance with Rule 13p-1, we designed our Conflict Mineral Compliance Program to conform, in all material respects, with the five-step process outlined in the OECD Framework. In addition, our diligence measures relied upon information and templates obtained from the Electronic Industry Citizenship Coalition and Global e-Sustainability (“EICC/GeSI”) Initiative with the smelters and refiners of Conflict Minerals. The five-step process identified within the OECD Framework includes: (1) establishing strong company management systems; (2) identifying and assessing supply chain risk; (3) designing and implementing a risk response strategy; (4) third party auditing of our due diligence practices; and (5) reporting annually on supply chain due diligence. This Conflict Minerals Report outlines the measures taken by us in accordance with the OECD Framework during the reporting period.

(1) Established Strong Company Management Systems

We established an interdepartmental committee (the “Committee”) to develop the Company’s assessment and compliance process, with oversight from senior management (including members of the Company’s Legal, Finance and Global Supply Chain departments).

•	Through the Committee, we identified and educated relevant internal departments or personnel affected, including in Sourcing, Legal and Compliance, Finance/Internal Audit, and Supplier Relations.

•	We adopted a Supply Chain Policy (the “Policy”) relating to responsible sourcing.

•	Through our Supplier Relations personnel, we communicated with our suppliers and prospective suppliers via direct correspondence and telephone calls to inform them of (i)

our Policy, and (ii) our intent to continue to work with them as reasonably practicable given our supply chain position and market leverage for increased understanding of the use of Conflict Minerals within our supply chain and to obtain wherever possible their commitment to facilitate our compliance with applicable law.

•	We confirmed that purchase order terms and conditions should be conformed where practicable to the Policy, recognizing that many of our suppliers demand terms and conditions and use standard forms with respect to which we have no leverage or ability to alter.

•	We established a process to evaluate the chain of custody of Conflict Minerals within our supply chain, including:

•	Analyzing our existing product offerings annually for scoping within the context of the Rule.

•	Developing an internal process to evaluate new products as developed to minimize the introduction of Conflict Minerals into our supply chain where possible.

•	We implemented a feedback mechanism through the Company’s Supplier Relations team to work with suppliers.

(2) Identified and Assessed Supply Chain Risk through Due Diligence

Step 1	Our Supplier Relations team reviewed our product offerings to determine which suppliers provide the Company with manufactured or contracted to be manufactured products. We determined that 16 suppliers were relevant to this process.

Step 2	Our Supplier Relations team then determined which manufactured & contracted to be manufactured products may contain Conflict Minerals that are “necessary to the functionality or production” of the product.

Step 3	Under the Committee’s direction, our Supplier Relations staff conducted a due diligence assessment of relevant product suppliers in accordance with the following:

•	We designed and implemented a due diligence program for supplier outreach and engagement that involved (i) developing a contact list of relevant suppliers and (ii) communicating with them to obtain information on the chain of custody and source of origin of Conflict Minerals in supplied products. Our due diligence consisted of providing each supplier with the EICC/GeSI Conflict Minerals Reporting Template (the “Template”) to obtain the necessary information and certifications from our suppliers. For certain suppliers that found the Template unwieldy, we provided a custom form where necessary to elicit the same information. We received responses from 11 of our suppliers for the reporting period.

Step 4	Our Supplier Relations team, with guidance from the Committee, analyzed the results of the supplier survey forms that were returned to us. We reviewed the survey responses from each supplier to determine whether the data provided was complete or whether further follow-up was required. Follow-up was conducted by phone calls and emails, as necessary. Our staff compared the smelters and refiners identified by the suppliers on the survey forms with the EICC/GeSI Conflict Free Smelter Initiative (“CFSI”) list of conflict-free smelters and refiners as well as with the Department of Commerce list of “World-Wide Conflict Mineral Processing Facilities” issued in September 2014 (the “DOC Smelter List”). The results of that comparison are set forth on Appendix A to this Conflict Mineral Report.

(3) Developed and Implemented a Risk Response Strategy

In analyzing the results from our supply chain diligence, we recognized that certain risks exist in our supply chain that require further follow-up and mitigation efforts. We have established the following plan for risk mitigation, which we intend to review periodically for relevance and effectiveness.

Year 1 (Calendar Year 2014)

•	Conduct base line analysis of responses from first-tier suppliers.

•	Compare the smelters and refiners identified in the supply chain survey against the list of smelter facilities which have been identified as “conflict free” by programs such as CSFI for tantalum, tin, tungsten and gold, and otherwise identified on the DOC List.

•	Identify gaps in the data collection and high-risk suppliers, and continue to follow-up with suppliers as practicable.

Year 2+ (Calendar Year 2015)

•	Communicate survey results to our suppliers of relevant products.

•	Continue efforts in supplier education and outreach, including additional diligence with suppliers providing incomplete data.

•	Add third-party reporting customer requests to supplier survey.

•	Follow-up on remediation efforts to obtain complete and accurate chain of custody information where possible to identify smelters/refiners of origin.

Year 3 (Calendar Year 2016)

•	Develop and implement a progressive performance improvement plan for suppliers on an as-needed basis.

(4) Third Party Audit of Due Diligence Practices

This Report has not been subject to an independent private sector audit in accordance with the SEC Statement and as otherwise allowed under Rule 13p-1, which provides a temporary accommodation for the first two years following November 13, 2012.

(5) Report Annually on Supply Chain Due Diligence

The Company’s 2015 Conflict Minerals Report, its 2015 Form SD, and its Supply Chain Policy Statement are publicly posted online at: http://investors.a10networks.com/docs.aspx?iid=4433033. The content of our website as referred to in this report is for general information only and is not incorporated by reference herein.

(ii) Independent Third Party Audit.

This Report has not been subject to an independent private sector audit in accordance with the SEC Statement and as otherwise allowed under Rule 13p-1, which provides a temporary accommodation for the first two years following November 13, 2012.

(iii) Summary of Diligence Results; Risk Mitigation Efforts

Tracing materials back to their mine of origin is a complex aspect of responsible sourcing in our supply chain. Our position as a remote downstream purchaser and supplier requires us to depend substantially on the cooperation of our suppliers and their numerous sub-suppliers, many of which are not subject to SEC reporting requirements and with whom we have limited leverage due to our size, market position and available resources. As a result, it may take us several years before we are able to identify all smelters and refiners in our supply chain.

In conducting our diligence, we have adopted methodology outlined by the CFSI’s joint industry programs and outreach initiatives and have encouraged our suppliers to conform with the standards set forth in the OECD Framework and report to us using the Template or, where appropriate, our custom-designed form. We conducted follow-up calls and correspondence with suppliers where information was incomplete, unreliable or unverifiable. We identified 435 smelters and refiners of Conflict Minerals in our supply chain, and the related countries of origin, as set forth on Appendix A.

We are continuing our efforts to determine the smelters and refiners used by our supply chain and to verify the most reasonable known mine of origin information available. Through this effort, we have made a reasonable determination of certain of the mines or locations of origin of certain of the Conflict Minerals in our supply chain as indicated on Appendix A. We have also requested that all of our suppliers support the industry-wide initiative by adopting policies and procedures consistent with the EICC/GeSI sourcing initiative and by working to align their sources with the lists of conflict-free sourced metals.

The CFSI program audits smelters and refineries to ensure that all certified smelters and refineries only use the ores that are conflict-free from the Covered Countries. The DOC List is more expansive and includes “verified” smelters and refiners, which may or may not be certified as conflict-free. Of the suppliers we surveyed, 69% fully responded to our due diligence survey. We are continuing to compile the names of smelters and refineries identified by those vendors who did respond and are working to verify the information provided. Certain of our vendors indicated that not all of their smelters and refineries have been certified as conflict-free and we are continuing our diligence to this verify this information.

(iv)	See disclosure under paragraph (ii) above.

(v)	Not applicable.

(vi)	Not applicable.

(2)	Product Description

The Company’s relevant product categories for products containing tin, tungsten, tantalum and gold, other than those sourced from scrap or recycled materials, are as follows:

•	AX Series

•	Thunder Series

•	EX Series

•	ID Series

The Company’s efforts to determine the smelters, refiners, mines and locations of origin of the Conflict Minerals in its products is described above under paragraphs (i) and (iii).

Conclusion

Due to the breadth and scope of the Company’s product categories, the resulting complexity of its supply chain, and the human and financial resources available to the Company, the Company acknowledges that the process of successfully tracing all of the Conflict Minerals used in its manufactured or contracted to manufacture products to their country of origin will take additional time and resources, likely several years. Moving forward, the Company will continue to implement commercially reasonable processes to improve the quantity and quality of supplier responses, verify supplier responses provided, and evaluate new product lines as developed to eliminate the introduction of Conflict Minerals into the supply chain where practicable.

The success of A10 Networks, Inc. in making determinations about the presence and source of Conflict Minerals in its products depends upon various factors including, but not limited to, the respective due diligence efforts of its suppliers and their supply chain and their respective willingness, whether public or private entities, to disclose such information to the Company, and the ability of the involved entities in making their determinations in accordance with nationally or internationally recognized standards, including the OECD Framework and other initiatives or guidance that may develop over time. The failure to obtain reliable information from any level of our supply chain could have a material impact on our future ability to report on the presence of Conflict Minerals with any degree of certainty. There can be no assurance that our suppliers will continue to cooperate with diligence inquiries and requests for certifications or provide documentation or other evidence that we consider reliable or provided to us within a time frame sufficient to allow us to make our own assessment following appropriate further diligence measures, if any.

The information provided in this Conflict Mineral Report speaks only as of its date. Subsequent events, including the inability or unwillingness of participants in our supply chain to comply with our Policy or provide complete and accurate information requested, may affect our future determinations under Rule 13p-1.

APPENDIX A

List of Smelters and Refiners in Our Supply Chain

Subject Mineral	Name of Smelter/Refiner	Country

Gold	Academy Precious Metals (China) Co., Ltd.	China

Gold	Aida Chemical Industries Co. Ltd.	Japan

Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	Germany

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan

Gold	AngloGold Ashanti Córrego do Sítio Minerção	Brazil

Gold	Asarco	United States

Gold	Argor-Heraeus SA	Switzerland

Gold	Asahi Pretec Corporation	Japan

Gold	Asaka Riken Co. Ltd.	Japan

Gold	Aurubis AG	Germany

Gold	Bauer Walser AG	Germany

Gold	Boliden AB	Sweden

Gold	Caridad	Mexico

Gold	Cendres & Metaux SA	Switzerland

Gold	CHALCO Yunnan Copper Co. Ltd.	China

Gold	Cheng Yang	Taiwan

Gold	Chimet SpA	Italy

Gold	China Golddeal	China

Gold	China National Gold Group Corporation	China

Gold	C. Hafner GmbH + Co. KG	Germany

Gold	Chugai Mining	Japan

Gold	Codelco	Chile

Gold	Colt Refining	United States

Gold	Cookson Group	United States

Subject Mineral	Name of Smelter/Refiner	Country

Gold	Daejin Indus Co., Ltd.	Korea, Republic of

Gold	Daeryoung E & C	Korea, Republic of

Gold	Daye Nonferrous	China

Gold	Dongguan Standard Electronic Material Co., Ltd.	China

Gold	Do Sung Corporation	Korea, Republic of

Gold	Dowa	Japan

Gold	E-CHEM Enterprise Corp.	Taiwan

Gold	ECO-SYSTEM RECYCLING CO., LTD.	Japan

Gold	EM Vinto	Bolivia

Gold	Ferro Corporation	United States

Gold	FSE Novosibirsk Refinery	Russian Federation

Gold	Gansu Seemine Material Hi-Tech Co. Ltd.	China

Gold	Gold and silver refining strokes Ltd.	China

Gold	GuangZHou Jin Ding	China

Gold	Guangdong Jinding Gold Limited	China

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China

Gold	Harima Smelter	Japan

Gold	Harmony Gold Refinery	South Africa

Gold	Heesung Catalysts Corp.	Korea, Republic of

Gold	Heimerle + Meule GmbH	Germany

Gold	Heraeus Precious Metals GmbH & Co. KG	Germany

Gold	Heraeus Ltd. Hong Kong	Hong Kong

Gold	Heraeus Zhaoyuan Changshu Electronic Materials Co., Ltd.	China

Gold	Hisikari Mine	Japan

Gold	Hon Hai	Taiwan

Gold	Hop Hing electroplating factory Zhejiang	China

Gold	Hunan Chenzhou Mining Group Co. Ltd.	China

Gold	Hwasung CJ Co., Ltd.	Korea, Republic of

Subject Mineral	Name of Smelter/Refiner	Country

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China

Gold	Ishifuku Metal Industry Co., Ltd.	Japan

Gold	Japan Mint	Japan

Gold	Japan Pure Chemical	Japan

Gold	Jiangxi Copper Company Limited	China

Gold	Johnson Matthey Limited	Canada

Gold	Johnson Matthey Inc.	United States

Gold	Johnson Matthey HongKong Ltd.	China

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation

Gold	JSC Uralectromed	Russian Federation

Gold	JX Nippon Mining & Metals Co., Ltd.	Japan

Gold	Kanfort Industrial (Yantai) Co. Ltd. China	China

Gold	Kazzinc Ltd.	Kazakhstan

Gold	Kennecott Utah Copper	United States

Gold	Kojima Chemicals Co. Ltd.	Japan

Gold	Korea Metal	Korea, Republic of

Gold	Kunshan Jinli Chemical Industry Reagents Co., Ltd.	China

Gold	Kyrgyzaltyn JSC	Kazakhstan

Gold	L’ azurde Company For Jewelry	Saudi Arabia

Gold	LG-Nikko	Korea, Republic of

Gold	LS-Nikko Copper Inc.	Korea, Republic of

Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China

Gold	Luoyang Zijin Yinhui Metal Smelt Co. Ltd.	China

Gold	Malaysia Smelting Corp.	Malaysia

Gold	Materion	United States

Gold	Matsuda Sangyo Co. Ltd.	Japan

Gold	Metallic Resources Inc.	United States

Gold	Metalor Technologies (Hong Kong) Ltd.	Hong Kong

Subject Mineral	Name of Smelter/Refiner	Country

Gold	Metalor Technologies (Singapore) Pte. Ltd.	Singapore

Gold	Metalor Technologies SA	Switzerland

Gold	Metalor USA Refining Corporation	United States

Gold	Mitsubishi Materials Corporation	Japan

Gold	Mitsui Mining and Smelting Co., Ltd.	Japan

Gold	Moscow Special Alloys Processing Plant	Russian Federation

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey

Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan

Gold	N.E. Chemcat Corporation	Japan

Gold	Nihon Material Co. LTD.	Japan

Gold	Niihama Nickel Refinery	Japan

Gold	Ohio Precious Metals LLC	United States

Gold	Ohura Precious Metal Industry Co., Ltd.	Japan

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Russian Federation

Gold	OJSC Kolyma Refinery	Russian Federation

Gold	PAMP SA	Switzerland

Gold	Penglai Penggang Gold Industry Co. Ltd.	China

Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation

Gold	PT Aneka Tambang (Persero) Tbk	Indonesia

Gold	PT Timah	Indonesia

Gold	PX Précinox SA	Switzerland

Gold	PYNMAX	Taiwan

Gold	Rand Refinery (Pty) Ltd.	South Africa

Gold	Royal Canadian Mint	Canada

Gold	Sabin Metal Corp.	United States

Gold	SAMWON METALS Corp.	Korea, Republic of

Gold	Scotia Mocatta	Hong Kong

Gold	Schone Edelmetaal	Netherlands

Subject Mineral	Name of Smelter/Refiner	Country

Gold	SD (Samdok) Metal	Korea

Gold	SEMPSA Joyeria Plateria SA	Spain

Gold	SENJU METAL INDUSTRY CO., LTD.	Japan

Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd.	China

Gold	SHANGHAI GOLD EXCHANGE	China

Gold	SHENZHEN TIANCHENG CHEMICAL CO. LTD.	China

Gold	SHINKO ELECTRIC INDUSTRIES CO., LTD.	Japan

Gold	So Accurate Group, Inc.	United States

Gold	So Accurate Refining Services	United States

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation

Gold	Solar Applied Materials Technology Corp.	Taiwan

Gold	Sumitomo Metal Mining Co. Ltd.	Japan

Gold	Super Dragon Technology Co., Ltd.	Taiwan

Gold	Suzhou Xingrui Noble	China

Gold	Tanaka Kikinzoku Kogyo K.K.	Japan

Gold	Technic Inc.	United States

Gold	The Great Wall Gold and Silver Refinery of China	China

Gold	The Refinery of Shandong Gold Mining Co. Ltd.	China

Gold	Timah Company	Indonesia

Gold	Tokuriki Honten Co. Ltd.	Japan

Gold	TongLing Nonferrous Metals Group Holdings Co. Ltd.	China

Gold	Torecom	Korea, Republic of

Gold	Umicore SA Business Unit Precious Metals Refining	Belgium

Gold	Umicore Brasil Ltda	Brazil

Gold	Umicore Precious Metals Thailand	Thailand

Subject Mineral	Name of Smelter/Refiner	Country

Gold	United Precious Metal Refining, Inc.	United States

Gold	United Refining	United States

Gold	UYEMURA	United States

Gold	Valcambi SA	Switzerland

Gold	Western Australian Mint trading as The Perth Mint	Australia

Gold	Williams Buffalo	United States

Gold	Wuxi Middle Treasure Materials	China

Gold	Xstrata Canada Corporation	Canada

Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	Japan

Gold	Yantai Zhaojin Kanfort Precious Metals Incorporated Company	China

Gold	Yokohama Metal Co. Ltd.	Japan

Gold	Yoo Chang Metal Inc.	Korea

Gold	Yunnan Chengfeng	China

Gold	Zhaojin Gold & Silver Refinery Co., Ltd.	China

Gold	Zhejiang Hexing Electroplating Company	China

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China

Gold	Zijin Mining Group Co. Ltd.	China

Tantalum	A&M Minerals Ltd.	United Kingdom

Tantalum	ANHUI HERRMAN IMPEX CO., LTD.	China

Tantalum	AVX Suzhou	China

Tantalum	Cabot (Global Advanced Metals)	United States

Tantalum	Changsha Southern	China

Tantalum	CIF	Brazil

Tantalum	Conghua Tantalum and Niobium Smeltry	China

Tantalum	Duoluoshan	China

Tantalum	Ethiopian Minerals Development Share Company	Ethiopia

Tantalum	Exotech Inc.	United States

Tantalum	Fujian Nanping	China

Subject Mineral	Name of Smelter/Refiner	Country

Tantalum	F&X	China

Tantalum	F&X Electro-Materials Limited	China

Tantalum	Gannon & Scott	United States

Tantalum	Global Advanced Metals	United States

Tantalum	Jiangxi Yichun	China

Tantalum	Jiujiang Jinxin Nonferous Metals Co., Ltd.	China

Tantalum	Kemet Blue Powder	United States

Tantalum	KEMET Suzhou	China

Tantalum	King-Tan Tantalum Industry Ltd.	China

Tantalum	H.C. Starck GmbH	Germany

Tantalum	Hi-Temp	United States

Tantalum	LSM Brasil S.A.	Brazil

Tantalum	Metal Do	Japan

Tantalum	Metallurgical Products India (Pvt.) Ltd.	India

Tantalum	Meterion Advanced Materials Thin Film Products	United States

Tantalum	Mineração Taboca S.A.	Brazil

Tantalum	Mitsui Mining & Smelting	Japan

Tantalum	NTET	Thailand

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China

Tantalum	Nippon Mining & Metals Co., Ltd.	Japan

Tantalum	Plansee	Austria

Tantalum	QuantumClean	United States

Tantalum	RFH Tantalum Smeltry Co., Ltd.	China

Tantalum	Solikamsk Metal Works	Russian Federation

Tantalum	Taki Chemicals	Japan

Tantalum	Talley Metals	United States

Tantalum	Tantalite Resources	South Africa

Tantalum	Telex	United States

Subject Mineral	Name of Smelter/Refiner	Country

Tantalum	Ulba	Kazakhstan

Tantalum	Zhuzhou Cement Carbide	China

Tin	AIM	Canada

Tin	Alpha Metals Korea Ltd.	Korea, Republic of

Tin	Amalgamated Metals Corporation, Ketabang	United Kingdom

Tin	Amalgamet	United States

Tin	American Iron and Metal	Canada

Tin	An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	China

Tin	ANCHEN SOLDER TIN PRODUCTS CO., LTD.	China

Tin	Aoki Laboratories Ltd.	China

Tin	ATI Metalworking Products	United States

Tin	Balver Zinn	Germany

Tin	Bangka	Indonesia

Tin	Best Metals	Brazil

Tin	Brinkmann Chemie AG	Germany

Tin	Central Copper Co., Ltd Zhejiang	China

Tin	Cheng Yang	Taiwan

Tin	China Rare Metal Materials Company	China

Tin	China Tin Group Co., Ltd.	China

Tin	China Tin Smelter Co. Ltd.	China

Tin	China Yunnan Gejiu Nonferrous Electrolysis Company	China

Tin	CNMC (Guangxi) PGMA Co. Ltd.	China

Tin	Cookson Alpha Metals (Shenzhen) Co., Ltd.	China

Tin	Cooper Santa	Brazil

Tin	Cookson	United States

Tin	Copyright Liuzhou China Tin Group Co., Ltd.	China

Tin	CV JusTindo	Indonesia

Tin	CV Duta Putra Bangka	Indonesia

Subject Mineral	Name of Smelter/Refiner	Country

Tin	CV Makmur Jaya	Indonesia

Tin	CV Nurjanah	Indonesia

Tin	CV Prima Timah Utama	Indonesia

Tin	CV Serumpun Sebalai	Indonesia

Tin	CV United Smelting	Indonesia

Tin	Daewoo International	Korea

Tin	Dowa Kogyo k.k.	Japan

Tin	Dowa Metals & Mining. Kosak Seiren	Japan

Tin	Electro.oy Metal Pte.	Singapore

Tin	EM Vinto	Bolivia

Tin	Enthone GnBH, Germany	Germany

Tin	Estanho de Rondônia S.A.	Brazil

Tin	Feinhütte Halsbrücke GmbH	Germany

Tin	Fenix Metals	Poland

Tin	Fortune Metal Factory	China

Tin	FSE Novosibirsk Refinery	Russian Federation

Tin	Fuji Metal Mining	Thailand

Tin	Furukawa Electric	Japan

Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	China

Tin	Gejiu Zi-Li	China

Tin	Gold Bell Group	China

Tin	Goodway	China

Tin	Guangxi China Tin Group Co.	China

Tin	Guangxi China Tin Metal Materials Company	China

Tin	Habia Cable GmbH	Germany

Tin	Heesung Metal Ltd.	Korea, Republic of

Tin	HERAEUS	Singapore

Tin	Heraeus Germany	Germany

Subject Mineral	Name of Smelter/Refiner	Country

Tin	Heraeus Ltd Hong Kong	Hong Kong

Tin	Heraeus Materials Singapore Pte, Ltd.	Singapore

Tin	Heraeus Materials Technology GmbH & Co. KG	Germany

Tin	Heraeus Oriental Hitec Co., Ltd.	Korea, Republic of

Tin	Heraeus Precious Metals GmbH & Co. KG	Germany

Tin	Heraeus Technology Center	China

Tin	Heraeus Zhaoyuan Changshu Electronic Material Co., Ltd.	China

Tin	High Quality Technology Co., Ltd.	China

Tin	Hitachi Cable	Japan

Tin	Hop hing electroplating Company Zhejiang	China

Tin	Huaxi Guangxi Group	China

Tin	Huichang Jinshunda Tin Co.	China

Tin	Huichang Shun Tin Kam Industries, Ltd.	China

Tin	Hunan Chang Ning Great Wall	China

Tin	IBF IND Brasilleira de Ferroligas Ltd.	Brazil

Tin	IMPAG AG	Switzerland

Tin	INDONESIA SMELTING CORPORATION BERHAD	Indonesia

Tin	Indonesian State Tin Corp.	Indonesia

Tin	Jean Goldschmidt International	Belgium

Tin	Jiangxi Nanshan	China

Tin	JiangxiShunda Huichang Kam Tin Co., Ltd.	China

Tin	Kai Unita Trade Limited Liability Company	China

Tin	Keeling & Walker	Peru

Tin	Kester	United States

Tin	Ketabang	Indonesia

Tin	KIHONG T & G	Indonesia

Tin	KOBA	Indonesia

Tin	KOKI JAPAN	Japan

Subject Mineral	Name of Smelter/Refiner	Country

Tin	Kundur Smelter	Indonesia

Tin	KOVOHUTĚ PŘÍBRAM NÁSTUPNICKÁ, A.S.	Czech Republic

Tin	Kupol	Russian Federation

Tin	LAIBIN SMELTERY OF LIUZHOU CHINA TIN GROUP CO., LTD.	China

Tin	Lingbao Jinyuan Tonghui	China

Tin	Linwu Xianggui Smelter Co.	China

Tin	Liuzhou China Tin	China

Tin	LS-Nikko Copper Inc.	Japan

Tin	Magnu’s Minerais Metais e Ligas LTDA	Brazil

Tin	Malaysia Smelting Corporation (MSC)	Malaysia

Tin	Materials Eco-Refining CO., LTD.	Japan

Tin	MCP Metal Specialist Inc.	United Kingdom

Tin	Medeko CAST	Slovakia (Slovak Republic)

Tin	Melt Metais e Ligas S/A	Brazil

Tin	Mentok Smelter	Indonesia

Tin	Metallic Resources Inc.	United States

Tin	Metallo Chimique	Belgium

Tin	Metalor Chimique	Belgium

Tin	Mineração Taboca S.A.	Brazil

Tin	Ming Li Jia smelt Metal Factory	China

Tin	Minmetals Ganzhou Tin Co.	China

Tin	Minsur	Peru

Tin	Minsur Mines	Peru

Tin	Mitsubishi Electric Metecs Co., Ltd.	Japan

Tin	Mitsubishi Materials Corporation	Japan

Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China

Tin	Nathan Trotter & Co., Inc.	United States

Tin	NGHE TIN NON-FERROUS METAL COMPANY	Vietnam

Subject Mineral	Name of Smelter/Refiner	Country

Tin	Nihon Genma MFG Co., Ltd.	Thailand

Tin	Nihon Kagaku Sangyo Co., Ltd.	Japan

Tin	Nihon Superior Co., Ltd.	Japan

Tin	Nippon Filler Metals	Japan

Tin	Novosibirsk Integrated Tin Works	Russian Federation

Tin	OMSA	Bolivia

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand

Tin	PGMA	China

Tin	PL Timah Tbk	Indonesia

Tin	PT Alam Lestari Kencana	Indonesia

Tin	PT Artha Cipta Langgeng	Indonesia

Tin	PT Babel Inti Perkasa	Indonesia

Tin	PT Babel Surya Alam Lestari	Indonesia

Tin	PT Bangka Kudai Tin	Indonesia

Tin	PT Bangka Putra Karya	Indonesia

Tin	PT Bangka Tin Industry	Indonesia

Tin	PT Bukit Timah	Indonesia

Tin	PT Bangka Timah Utama Sejahtera	Indonesia

Tin	PT Belitung Industri Sejahtera	Indonesia

Tin	PT BilliTin Makmur Lestari	Indonesia

Tin	PT DS Jaya Abadi	Indonesia

Tin	PT Eunindo Usaha Mandiri	Indonesia

Tin	PT Fang Di MulTindo	Indonesia

Tin	PT HP Metals Indonesia	Indonesia

Tin	PT indra Eramulti Logam Industri	Indonesia

Tin	PT Karimun Mining	Indonesia

Tin	PT Koba Tin	Indonesia

Tin	PT Mitra Stania Prima	Indonesia

Subject Mineral	Name of Smelter/Refiner	Country

Tin	PT Prima Timah Utama	Indonesia

Tin	PT Refined Banka Tin	Indonesia

Tin	PT Sariwiguna Binasentosa	Indonesia

Tin	PT Sumber Jaya Indah	Indonesia

Tin	PT Tambang Timah	Indonesia

Tin	PT Timah Nusantara	Indonesia

Tin	PT Tinindo Inter Nusa	Indonesia

Tin	PT Stanindo Inti Perkasa	Indonesia

Tin	PT Yinchendo Mining Industry	Indonesia

Tin	Pure Technology	Russian Federation

Tin	Rahman Hydrulic Tin Sdn Bhd.	Malaysia

Tin	RBT	Indonesia

Tin	REDSUN	Taiwan

Tin	Rohm & Hass	China

Tin	Rui Da Hung	Taiwan

Tin	Samhwa Non-Ferrous Metal Inc. Co., Ltd.	Korea, Republic of

Tin	seirenngyousya	China

Tin	Selayang Solder Sdn. Bhd.	Malaysia

Tin	Senju Metal Industry Co. (SMIC)	Japan

Tin	SGS	Bolivia

Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	China

Tin	Shandong, zhaoyuan, zhaojin	China

Tin	ShangHai YueQiang Metal Products Co., LTD.	China

Tin	Shenzhen City Jin Chun Tin Co., Ltd.	China

Tin	Sinitron, Shenmao Solder (M) Sdn. Bhd.	Malaysia

Tin	Soft Metals Ltda.	Brazil

Tin	Solnet Industrial Co., Ltd.	Taiwan

Tin	“Standard” Sp z o.o.	Poland

Subject Mineral	Name of Smelter/Refiner	Country

Tin	Talcang City Nankang Metal Materila Co., Ltd.	China

Tin	Tamura	Japan

Tin	Tanaka Kikinzoku Kogyo K.K.	Japan

Tin	Technic Inc.	United States

Tin	Thailand Smelting and Refining Co. Ltd. (Thaisarco)	Thailand

Tin	TIANSHUI LONGBO BUSINESS &TRADE CO., LTD.	China

Tin	Tong Ding Metal Company, Ltd.	China

Tin	TONGXIN	China

Tin	Traxys	France

Tin	METALOR	Switzerland

Tin	Unvertical International (Suzhou) Co., Ltd.	China

Tin	UNIFORCE METAL INDUSTRIAL CORP.	Taiwan

Tin	Vishay Intertechnology	China

Tin	WC Heraeus Hanau	Germany

Tin	Westfalenzinn J. Jost KG	Germany

Tin	White Solder Metalurgia e Mineração Ltda.	Brazil

Tin	Wilhelm Westmetall	Germany

Tin	Wind Yunnan Nonferrous Metals Co., Ltd.	China

Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	China

Tin	Xiamen Hongfa	China

Tin	XiHai	China

Tin	XINQIAN	China

Tin	Yantai Zhaojin Precious Metals Co., Ltd.	China

Tin	Yifeng Tin Industry (Chenzhou) Co. Ltd.	China

Tin	Yun Xi Group	China

Tin	Yunnan Chengfeng	China

Tin	Yunnan Tin Company Limited	China

Tin	Yuntinic Chemical GmbH	Germany

Subject Mineral	Name of Smelter/Refiner	Country

Tin	YTMM	China

Tin	Zhejiang Hexing Electroplating Company	China

Tin	Zuhai Horyison Solder Co., Ltd.	China

Tin	5NPLUS	United Kingdom

Tungsten	AGR Matthey	Australia

Tungsten	Air Products	United States

Tungsten	Alldyne Powder Technologies	United States

Tungsten	Allied Material Corporation (A.L.M.T)	Japan

Tungsten	Alta Group	United States

Tungsten	Altlantic Metals	United States

Tungsten	ATI Tungsten Materials	United States

Tungsten	Axis Material Limited	Japan

Tungsten	Beijing Zenith Materials	China

Tungsten	Buffalo Tungsten	China

Tungsten	ChangChun up-optech	China

Tungsten	Chaozhou Xianglu Tungsten Industry Co., Ltd.	China

Tungsten	China Minmetals Nonferrous Metals Co., Ltd.	China

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China

Tungsten	CWB Materials	United States

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China

Tungsten	Ganzhou Grand Sea W & Mo Group Co., Ltd.	China

Tungsten	Ganzhou Hongfei Tungsten & Molybdenum Materials Co., Ltd.	China

Tungsten	Ganzhou Huaxing Tungsten	China

Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China

Tungsten	Ganzhou Sinda W&Mo Co., Ltd.	China

Tungsten	Global Tungsten & Powders Corp.	United States

Subject Mineral	Name of Smelter/Refiner	Country

Tungsten	Golden Egret	China

Tungsten	HC Starck GmbH	Germany

Tungsten	Hitachi Ltd.	Japan

Tungsten	Hunan Chenzhou Mining Group Co.	China

Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	China

Tungsten	IES Technical Sales	United States

Tungsten	Jada Electronic limited (JX Nippon Mining & Matel Co., Ltd.)	Japan

Tungsten	Kanto Denka Kogyo Co., Ltd.	China

Tungsten	Kennametal Inc.	United States

Tungsten	KYORITSU GOKIN CO., LTD.	Japan

Tungsten	Japan New Metals Co., Ltd.	Japan

Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp.	China

Tungsten	Jiangxi Tungsten Industry Group Co., Ltd.	China

Tungsten	Metallo-Chimique	Belgium

Tungsten	Meterion Advanced Materials Thin Film Products	United States

Tungsten	Midwest Tungsten Wire Co.	United States

Tungsten	Mitsui Mining & Smelting Co., Ltd.	Japan

Tungsten	Nanchang Cemented Carbide Limited Liability Company	China

Tungsten	NingHua XingLuoKeng TungSten Mining Co., Ltd.	China

Tungsten	North American Tungsten	Canada

Tungsten	Plansee	Germany

Tungsten	Ram Sales	United States

Tungsten	Sandvik Material Technology	Sweden

Tungsten	Sincemat Co., Ltd.	China

Tungsten	Sumitomo	China

Tungsten	Sumitomo Electric, USA (A.L.M.T.)	United States

Tungsten	Sumitomo Metal Mining Co., Ltd.	Japan

Tungsten	Sylham	United States

Subject Mineral	Name of Smelter/Refiner	Country

Tungsten	TaeguTec	Korea, Republic of

Tungsten	Tejing (Vietnam) Tungsten Co. Ltd.	Vietnam

Tungsten	Tosoh	Japan

Tungsten	Triumph Northwest	United States

Tungsten	Williams Brewster	United States

Tungsten	Wolfram Bergbau und Hütten AG	Austria

Tungsten	Wolfram Company CJSC	Russian Federation

Tungsten	Wort Wayne Wire Die	United States

Tungsten	Xiamen Golden Egret Special Alloy (HC) Co. Ltd.	China

Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co., Ltd.	China

Tungsten	Xiamen Tungsten Co. Ltd.	China

Tungsten	XINYE DINGTAI Electronic & Accuracy Technology Company Limited	China

Tungsten	Zhuzhou Cemented Carbide Group Co. Ltd.	China